Exhibit 4.1

NUMBER

00

SHARES

Accelerize New Media Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Authorized To Issue 100,000,000 Shares Common Stock At $ 0.001 Par Value

This Certifies That ______________________________

is hereby issued ______________________________ fully paid and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________ day of ________ A.D. ________

____

SECRETARY

____

PRESIDENT

This Document Contains Security Features See back For Details

For Value Received, ___________ hereby sell, assign and transfer unto __________________________________________________________ Shares represented by the within Certificate and do hereby irrevocably constitute and appoint _______________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________

In presence of ________________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.